Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Equillium, Inc.:

We consent to the incorporation by reference in the registration statement (No. 333-254656) on Form S-8, (No. 333-237407) on Form S-8, (No. 333-230536) on Form S-8, (No. 333-227859) on Form S-8, and (No. 333-234683) on Form S-3 of our report dated March 23, 2022, with respect to the consolidated financial statements of Equillium, Inc.

/s/ KPMG LLP

San Diego, California
March 23, 2022